UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 30, 2013

MICROFINANCIAL INCORPORATED

(Exact name of registrant as specified in its charter)

MASSACHUSETTS	1-14771	04-2962824
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification Number)

16 New England Executive Park, Suite 200, Burlington MA 01803

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 781-994-4800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On January 30, 2013, the Registrant announced its results of operations for its fourth quarter and fiscal year ended December 31, 2012. Pursuant to Form 8-K, General Instruction F, the Registrant hereby incorporates by reference the press release attached hereto as Exhibit 99.1.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 1, 2013, the Registrant entered into Amended and Restated Employment Agreements (together, the “Amended Agreements”) with each of James R. Jackson, Jr., its Chief Financial Officer, and Steven J. LaCreta, its Vice President, Lessee Relations and Legal. The Amended Agreements amend and restate each such officer’s prior employment agreement with the Registrant, in each case originally entered into in May 2005 and amended in December 2008 (together, as amended, the “Original Agreements”).

The Original Agreements provided for a payment to the applicable officer in a lump sum of 100% of his annual base salary (plus certain previously accrued amounts) if the Registrant terminates the officer’s employment during a “Change of Control Employment Period” following a change of control of the Registrant, other than for cause, death or disability, or if the officer should terminate his employment during the same period for good reason. The Original Agreements also provided for payments to the officer of 100% of his annual base salary payable over 12 months in the event the Registrant terminates the officer’s employment prior to a change of control, other than for cause, death or disability.

The Amended Agreements increase the severance payments in each circumstance from 100% to 150% of the officer’s annual base salary. If the payments are not in connection with a change of control, these amounts would be payable over 18 months.

Other than this change to the severance amounts, the terms of the Original Agreements remain unchanged. The changes were made to bring the employment agreements with Messrs. Jackson and LaCreta in line with the terms of the existing employment agreements with other named executive officers of the Registrant. The foregoing description of the Amended Agreements is a summary only, and is qualified in its entirety by reference to the Amended Agreements attached as Exhibits 10.1 and 10.2 to this report.

Item 9.01.	Financial Statements and Exhibits.

Exhibit	Exhibit Title

Exhibit 10.1	Amended and Restated Employment Agreement between the Registrant and James Jackson, dated February 1, 2013

Exhibit 10.2	Amended and Restated Employment Agreement between the Registrant and Steven LaCreta, dated February 1, 2013

Exhibit 99.1	Press Release dated January 30, 2013

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROFINANCIAL INCORPORATED Registrant

By:	/s/ James R. Jackson, Jr.
James R. Jackson, Jr.
Vice President and Chief Financial Officer

Dated: February 4, 2013